TO CANCEL TENDER/REPURCHASE REQUEST PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR TENDER/REPURCHASE REQUEST FORM.

KEYSTONE PRIVATE INCOME FUND

EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR TENDER/REPURCHASE REQUEST FORM

NOTICE OF WITHDRAWAL OF TENDER/REPURCHASE REQUEST

Regarding Shares in

KEYSTONE PRIVATE INCOME FUND

Tendered Pursuant to the Offer to Purchase
Dated October 29, 2021

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY KEYSTONE NATIONAL GROUP, LLC BY,

11:59 P.M., EASTERN TIME, ON DECEMBER 1, 2021,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal and Return To:

Keystone Private Income Fund

c/o Keystone National Group, LLC

60 E. South Temple, Suite 2100

Salt Lake City, Utah 84111

info@keystonenational.net

Cancel Tender/Repurchase Request Page 1 of 2

KEYSTONE PRIVATE INCOME FUND

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its Shares of beneficial interest in Keystone Private Income Fund (the “Fund”), or the tender of some of such Shares, for purchase by the Fund that previously was submitted by the undersigned in a Tender/Repurchase Request Form dated ____________.

Such tender was in the amount of:

[ ]	All of the undersigned’s entire Shares of beneficial interest.

[ ]	A portion of the undersigned’s Shares of beneficial interest expressed as a specific dollar value or number of shares

$_______________________or_______________________ (number of shares)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

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